Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE ANNOUNCES CLOSING OF PRIVATE PLACEMENT AND JOINT VENTURE AGREEMENT WITH FOSUN PHARMA

•                  Closed $46.2 million private placement transaction to fund China market entry

•                  Fosun Pharma acquired 15% stake in Nature’s Sunshine

•                  Declared $1.50 per share special cash dividend

•                  Appointed Dongjiu Li, Senior Vice President of Fosun Pharma, to Nature’s Sunshine’s Board of Directors

LEHI, Utah, August 27, 2014 — Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today announced the closing of its previously announced China joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.  (“Fosun Pharma”; stock code: 600196-SH 2196.HK) and private placement transaction of 2.854 million shares of common stock, representing approximately 15% of Nature’s Sunshine’s outstanding common shares, to Fosun Pharma at a price of $16.19 per share. Aggregate proceeds to Nature’s Sunshine were approximately $46.2 million.

“Our strategic alliance with Fosun Pharma is the first of its kind between a U.S. company and a Chinese company for direct selling products in China,” commented Gregory L. Probert, Chairman and Chief Executive Officer of Nature’s Sunshine Products. “Our entry into China marks the beginning of a valuable long-term partnership with Fosun Pharma, as well as a significant step forward as a global organization. As part of our go-to-market strategy, we are focused on completing the regulatory approvals process, establishing the necessary legal entities, recruiting key staff, and moving forward with products to market through a multi-brand, multi-channel approach. We look forward to working with Fosun Pharma to capture the vast opportunity ahead.”

The joint venture, known as Nature’s Sunshine Hong Kong Limited, is 80% owned by Nature’s Sunshine and 20% owned by a wholly-owned subsidiary of Fosun Pharma. At closing of the private placement and joint venture, Nature’s Sunshine’s Board of Directors declared a special cash dividend of $1.50 per share payable on September 19, 2014, to shareholders of record as of the close of business on September 8, 2014.

Further, Nature’s Sunshine’s Board of Directors today appointed Dongjiu Li, Senior Vice President of Fosun Pharma, to its Board of Directors, effective immediately. In addition to his role at Fosun Pharma, Mr. Li currently serves on the Board of Directors of Sinopharm Group Co., Ltd (stock code: 01099.HK), a healthcare products distributor. Mr. Li is also Vice President of the China Nonprescription Medicines Association (CNMA) and has been the China advisor for the United States Pharmacopeial Convention (USP) since 2007. Prior to

Fosun Pharma, Mr. Li was a Vice General Manager at North China Pharmaceutical Co. Ltd (stock code: 600912-SH) from January 2002 to August 2009.

Moelis & Company acted as exclusive financial advisor and placement agent and Latham & Watkins LLP acted as legal advisor to Nature’s Sunshine Products in connection with the transaction.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ:NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 680,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has three reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas, Asia Pacific and Europe; NSP Russia, Central and Eastern Europe; and Synergy WorldWide). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

About Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Established in 1994, Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) is a leading listed company in China’s pharmaceutical industry and was listed on Shanghai Stock Exchange in August 1998 and on the Main Board of the Stock Exchange of Hong Kong Limited in October 2012 (stock code: 600196-SH, 02196.HK). Its main business includes pharmaceutical manufacturing, distribution and retail; healthcare services; diagnostic products and medical devices. For more information, please visit www.fosunpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain information included or incorporated herein by reference in this release may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Nature’s Sunshine Products’ objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are more fully described in this release, but include the following:

•                  any negative consequences resulting from the economy, including the availability of liquidity to Nature’s Sunshine Products, its customers and its suppliers or the willingness of its customers to purchase products;

•                  the Company’s relationship with, and its ability to influence the actions of, its Distributors;

•                  improper action by Nature’s Sunshine Products’ employees or Distributors;

•                  negative publicity related to its products or direct selling organization;

•                  changing consumer preferences and demands;

•                  the Company’s reliance upon, or the loss or departure of any member of, its senior management team which could negatively impact its Distributor relations and operating results;

•                  the competitive nature of Nature’s Sunshine Products’ business;

•                  regulatory matters governing the Company’s products, its direct selling program, or the direct selling market in which it operates;

•                  legal challenges to the Company’s direct selling program;

•                  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with its third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela, Ukraine, Russia and Belarus;

•                  uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•                  the Company’s dependence on increased penetration of existing markets;

•                  the Company’s reliance on its information technology infrastructure;

•                  the sufficiency of trademarks and other intellectual property rights;

•                  changes in tax laws, treaties or regulations, or their interpretation;

•                  taxation relating to its Distributors;

•                  product liability claims;

•                  share price volatility related to, among other things, speculative trading.

All forward-looking statements speak only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Contact:

Stephen M. Bunker

Chief Financial Officer

Nature’s Sunshine Products, Inc.

Lehi, Utah 84043

Tel: (801) 341-7303

Zhou Biao

Secretary of the Board

Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Tel: 0086 2123138051